Exhibit 99.1
Aerie Pharmaceuticals Reports Second Quarter 2018
Financial Results and Provides Business Update

Conference Call and Webcast Today, August 8th, at 5:00 p.m. ET
Durham, N.C. -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retina diseases and other diseases of the eye, today reported financial results for the second quarter ended June 30, 2018, along with a general business update.
Aerie Highlights

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The Rhopressa® (netarsudil ophthalmic solution) 0.02% U.S. commercial launch commenced on April 30, 2018, and second quarter net revenues on a U.S. GAAP (generally accepted accounting principles) basis totaled $2.4 million.

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As of August 1, 2018, Rhopressa® market access has increased to approximately 80% (up from 70% as last reported) of commercial lives, including 55% in Tier 3 and 25% in preferred brand Tier 2. Medicare Part D coverage is now 12% (up from 10% as last reported) in Tier 2.

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The RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% PDUFA (Prescription Drug User Fee Act) date has been set for March 14, 2019, and there are no current expectations for an advisory committee.

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International expansion activities are progressing with the ongoing RoclatanTM Mercury 3 Phase 3 clinical trial in preparation for potential regulatory submission in Europe, and the expected expansion into Japan with an additional Rhopressa® Phase 2 clinical trial in preparation for potential regulatory submission in Japan.

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Pre-IND (Investigational New Drug application) activities are well underway for the further advancement of Aerie’s retina program candidates, including AR-13503 (Rho kinase and Protein kinase C inhibitor implant) and AR-1105 (dexamethasone steroid implant), and the recently announced expansion of our agreement with DSM opens new opportunities for further advancement of Aerie’s ophthalmic pipeline.

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Cash burn for the first half of 2018 totaled approximately $103 million, with $286.1 million in cash, cash equivalents and investments as of June 30, 2018. Shares outstanding at quarter-end totaled 39,839,373 (or 45,208,820 after giving effect to the recently announced issuance of shares to certain entities affiliated with Deerfield Management Company L.P. in connection with the conversion of the convertible notes).

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Aerie reiterated that it expects full year 2018 Rhopressa® net revenues in the range of $20 million to $30 million, on a U.S. GAAP basis, and total 2018 cash burn in the range of $200 million to $210 million.

“The physician feedback to date from the Rhopressa® launch has been quite positive, and we have seen solid uptake in prescription volumes along with substantial progress in market access. We have obtained a high degree of access to prescribing physicians, both in their offices and at educational venues, as they had been anxiously awaiting the introduction of Rhopressa®, and they are now experiencing how Rhopressa® performs when taken in combination with other therapies in a real-world setting. We are also delighted with the FDA’s response on the RoclatanTM review process, and we are in the process of refining our RoclatanTM launch plans,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer. “We remain very well-financed, including the flexibility of having our $100 million undrawn credit facility, as we continue with our preclinical retina program and global expansion activities.”

Second Quarter 2018 Financial Results
As of June 30, 2018, Aerie had cash, cash equivalents and investments of $286.1 million. For the second quarter ended June 30, 2018, Aerie reported net product revenues of $2.4 million related to sales of Rhopressa®, which was launched in the United States on April 30, 2018. The Company reported a GAAP net loss of $55.0 million, or $1.40 loss per share, for the second quarter of 2018, compared to a net loss of $28.4 million and $0.82 loss per share for the second quarter of 2017. The weighted average number of shares outstanding utilized in the calculation of net loss per share was 39,204,762 and 34,783,195 for the second quarters of 2018 and 2017, respectively. Total shares outstanding as of June 30, 2018 were 39,839,373.
The $55.0 million net loss for the second quarter of 2018 is primarily comprised of $58.0 million in total operating expenses, including $18.2 million in research and development expenses and $39.9 million in selling, general and administrative expenses. Excluding $10.3 million of stock-based compensation expense, adjusted total operating expenses for the second quarter of 2018 were $47.7 million, with adjusted research and development expenses of $15.6 million and adjusted selling, general and administrative expenses of $32.1 million. Total adjusted net loss for the second quarter of 2018 was $44.7 million, and adjusted net loss per share was $1.14.
The $28.4 million net loss for the second quarter of 2017 is primarily comprised of $27.8 million in total operating expenses, including $10.6 million in research and development expenses and $17.2 million in selling, general and administrative expenses. Excluding $6.7 million of stock-based compensation expense, adjusted total operating expenses for the second quarter of 2017 were $21.1 million, with adjusted research and development expenses of $9.2 million and adjusted selling, general and administrative expenses of $11.9 million. Total adjusted net loss for the second quarter of 2017 was $21.8 million, and adjusted net loss per share was $0.63.
The higher operating expenses in the second quarter of 2018 as compared to the second quarter 2017 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations, and activities associated with our Rhopressa® commercialization efforts.
Conference Call / Webcast Information
Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.
The live webcast and a replay may be accessed by visiting the Company's website at http:// investors.aeriepharma.com. Please connect to the Company's website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 1773437. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 1773437. The telephone replay will be available until August 15, 2018.
About Aerie Pharmaceuticals, Inc.
Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retina diseases and other diseases of the eye. Aerie's first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eyedrop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, cornea verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s advanced-stage product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, a fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, achieved its 3-month primary efficacy endpoint in two Phase 3 registration trials, Mercury 1 and Mercury 2, and also showed safety and efficacy throughout 12 months in Mercury 1. Aerie submitted the RoclatanTM New Drug Application (NDA) in May 2018 and, in July 2018, the FDA set the PDUFA (Prescription Drug User Fee Act) goal date for the completion of the FDA’s review of the RoclatanTM NDA for March 14, 2019. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.
Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and RoclatanTM or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and RoclatanTM or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa®, with respect to regulatory approval outside of the United States or additional indications, and RoclatanTM or any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our guidance for full year 2018; our estimates regarding expected net revenues, expected cash burn, anticipated capital requirements and our needs for additional financing; our expectations related to the use of proceeds from our equity and debt financings and credit facility; our expectations regarding the effectiveness of Rhopressa®, RoclatanTM or any future product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa® and RoclatanTM or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa® and RoclatanTM or any future product candidates; the potential advantages of Rhopressa® and RoclatanTM or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology, including development of Rhopressa® and RoclatanTM for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® does not constitute FDA approval of RoclatanTM, and there can be no assurance that we will receive FDA approval for RoclatanTM or any future product candidates. FDA approval of Rhopressa® also does not constitute regulatory approval of Rhopressa® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® in jurisdictions outside the United States. Our receipt of a Prescription Drug User Fee Act (PDUFA) goal date notification for RoclatanTM does not constitute FDA approval of the RoclatanTM New Drug Application (NDA), and there can be no assurance that the FDA will complete its review by the PDUFA goal date of March 14, 2019, that the FDA will not require changes or additional data that must be made or received before it will approve the NDA, if ever, or that the FDA will approve the NDA. In addition, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trials may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release, and we may suspend or discontinue research programs at any time for any reason. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted total operating expenses, adjusted research and development expenses, adjusted selling, general and administrative expenses, and adjusted net loss per share. For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	JUNE 30, 2018	DECEMBER 31, 2017
Assets
Current assets
Cash and cash equivalents	$270,648	$197,569
Short-term investments	15,455	52,086
Accounts receivable, net	1,125	—
Inventory	5,747	—
Prepaid expenses and other current assets	2,503	4,487
Total current assets	295,478	254,142
Property, plant and equipment, net	54,879	31,932
Other assets	2,604	4,202
Total assets	$352,961	$290,276

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,757	$6,245
Accrued expenses and other current liabilities	20,016	18,939
Total current liabilities	28,773	25,184
Convertible notes, net	123,999	123,845
Other non-current liabilities	5,309	5,648
Total liabilities	158,081	154,677
Stockholders' equity
Common stock	40	37
Additional paid-in capital	754,437	597,318
Accumulated other comprehensive loss	(9)	(28)
Accumulated deficit	(559,588)	(461,728)
Total stockholders’ equity	194,880	135,599
Total liabilities and stockholders’ equity	$352,961	$290,276

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
Product revenues, net	$2,423	$—	$2,423	$—
Total revenues, net	2,423	—	2,423	—
Costs and expenses:
Cost of goods sold	59	—	59	—
Selling, general and administrative	39,891	17,153	67,714	31,628
Research and development	18,157	10,615	31,129	21,569
Total costs and expenses	58,107	27,768	98,902	53,197
Loss from operations	(55,684)	(27,768)	(96,479)	(53,197)
Other income (expense), net	663	(618)	759	(930)
Loss before income taxes	(55,021)	(28,386)	(95,720)	(54,127)
Income tax expense	3	47	3	93
Net loss	$(55,024)	$(28,433)	$(95,723)	$(54,220)
Net loss per common share—basic and diluted	$(1.40)	$(0.82)	$(2.46)	$(1.58)
Weighted average number of common shares outstanding—basic and diluted	39,204,762	34,783,195	38,903,469	34,283,073

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
Net loss (GAAP)	$(55,024)	$(28,433)	$(95,723)	$(54,220)
Add-back: stock-based compensation expense	10,318	6,665	19,037	11,515
Adjusted Net loss	$(44,706)	$(21,768)	$(76,686)	$(42,705)

Selling, general and administrative expenses (GAAP)	$39,891	$17,153	$67,714	$31,628
Less: stock-based compensation expense	(7,760)	(5,251)	(14,444)	(9,037)
Adjusted selling, general and administrative expenses	$32,131	$11,902	$53,270	$22,591

Research and development expenses (GAAP)	$18,157	$10,615	$31,129	$21,569
Less: stock-based compensation expense	(2,558)	(1,414)	(4,593)	(2,478)
Adjusted research and development expenses	$15,599	$9,201	$26,536	$19,091

Total operating expenses (GAAP)	$58,048	$27,768	$98,843	$53,197
Less: stock-based compensation expense	(10,318)	(6,665)	(19,037)	(11,515)
Adjusted total operating expenses	$47,730	$21,103	$79,806	$41,682

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
Net loss per common share—basic and diluted (GAAP)	$(1.40)	$(0.82)	$(2.46)	$(1.58)
Add-back: stock-based compensation expense	0.26	0.19	0.49	0.34
Adjusted Net loss per share—basic and diluted	$(1.14)	$(0.63)	$(1.97)	$(1.24)
Weighted average number of common shares outstanding—basic and diluted	39,204,762	34,783,195	38,903,469	34,283,073

Contacts
Aerie Pharmaceuticals
Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com
Investors: Richard Rubino 908-947-3540; rrubino@aeriepharma.com

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals
Investors: Ami Bavishi 212-213-0006; abavishi@burnsmc.com